Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 1

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  April 18, 2008

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in our Form 8-K filed on April 23, 2008, on April 18, 2008, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to the terms of which our subsidiary, RCI Entertainment (Las Vegas), Inc. (the “Purchaser”), will acquire 100% of the assets (the “Purchased Assets”) of DI Food and Beverage of Las Vegas, LLC, a Nevada limited liability company (“DI Food” or the “Seller”).  The Seller owns and operates an adult entertainment cabaret known as “SCORES” (the “Club”), located at 3355 Procyon Street, Las Vegas, Nevada  89102 (the “Real Property”).  As part of the transaction, the Purchaser and DI also entered into an Option Agreement pursuant to which either party may exercise the option to purchase the Real Property.  The Agreement provided for the transaction to close on or before June 10, 2008.   On June 9, 2008, we entered into an Amendment to Asset Purchase Agreement for the sole purpose of extending the closing date of the acquisition to occur on or before July 2, 2008.   A copy of the Amendment to Asset Purchase Agreement is attached hereto as Exhibit 10.1

A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits

Exhibit Number	Description

10.1	Amendment to Asset Purchase Agreement dated June 9, 2008
99.1	Press release dated June 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: June 9, 2008		Eric Langan
President and Chief Executive Officer